Exhibit 99.1

Investor Contacts:

Gina Hicks

Chief Financial Officer

Phone: 888-482-7671

ghicks@vpco.com

Vapor Corp. Announces Reverse Stock Split

DANIA BEACH, Fla., March 8, 2016 /PRNewswire/ -- Vapor Corp. (OTC Pink – Current Information Tier: VPCO) (the “Company”), a leading U.S.-based distributor and retailer of vaporizers, e-liquids, e-cigarettes and e-hookahs, today announced that effective at 5:00 pm, Eastern Time, on March 8, 2016 (the “Effective Time”), the Company will effect a one-for-70 reverse stock split of its outstanding common stock. On February 1, 2016, the Company’s stockholders approved (1) an amendment to the Company’s Amended and Restated Certificate of incorporation to effect the reverse stock split at a ratio between 1-for-10 and 1-for-70 and (2) an increase in the number of shares of common stock authorized for issuance. The Board of Directors approved the implementation of a reverse stock split and determined the appropriate reverse stock split ratio to be 1-for-70. The Company’s common stock will be quoted on the OTC Pink-Current Information Tier on March 9, 2016 on a post-split basis.

As a result of the reverse stock split, every 70 shares of the Company’s common stock issued and outstanding as of the Effective Time will be consolidated into one issued and outstanding share, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share, which would be rounded up to the next highest whole share

Quotation of the Company’s common stock will continue, on a split-adjusted basis, with the opening of the markets on Wednesday, March 9, 2016, under the trading symbol “VPCOD” under a new CUSIP number 922099601. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 973 million pre-reverse split shares to approximately 13.9 million post-reverse split.

Stockholders of record who hold physical certificates should submit their old certificates to the Company’s transfer agent, Equity Stock Transfer, LLC, in order to obtain new certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. Equity Stock Transfer, LLC can be reached at (212) 575 5757.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 11, 2016, a copy of which is available at www.sec.gov or at www.vapor-corp.com under the SEC Filings tab located on the Investors page.

About Vapor Corp.

Vapor Corp. is a U.S. based distributor and retailer of vaporizers, e-liquids and electronic cigarettes. It recently acquired the retail store chain “The Vape Store” as part of a merger with Vaporin, Inc. The Company’s innovative technology enables users to inhale nicotine vapor without smoke, tar, ash or

3001 Griffin Road  |  Ft. Lauderdale, FL 33312  |  Phone: 1.888.766.5351  |  Fax: 1.888.882.7095
www.vapor-corp.com

carbon monoxide. Vapor Corp. has a streamlined supply chain, marketing strategies and wide distribution capabilities to deliver its products. The Company’s brands include VaporX®, Krave®, Hookah Stix® and Vaporin™ and are distributed to retail stores throughout the U.S. and Canada. The Company sells direct to consumer via e-commerce and Company-owned brick-and-mortar retail locations operating under “The Vape Store” brand.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

SOURCE Vapor Corp.

3001 Griffin Road  |  Ft. Lauderdale, FL 33312  |  Phone: 1.888.766.5351  |  Fax: 1.888.882.7095
www.vapor-corp.com